UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2008

	NEWPORT GOLD, INC.
	(Exact name of Registrant as specified in charter)

Nevada	0001289223	000-00000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 - 1495 Ridgeview Drive, Reno, Nevada		89509
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		(905) 542-4990

Not Applicable
(Former name or former address if changes since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 20, 2008, the Registrant entered into Shares for Debt Agreements with fifteen individuals. A brief description of the material terms of each of the Shares for Debt Agreements is set forth in Item 3.02 below, which description is incorporated by this reference. The Shares for Debt Agreements are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8, 10.9, 10.10, 10.11, 10.12, 10.13, 10.14, and 10.15.

Item 3.02 Unregistered Sales of Equity Securities

Shares for Debt Conversion

On August 20, 2008, the Board of Directors of the Registrant approved the issuance of 14,237,220 unregistered shares of common stock of the Registrant for a deemed purchase price of $711,861 ($0.05 per share). The purchase price was paid by the subscribers by the settlement of an aggregate total of $711,861 of indebtedness of the Registrant which had been assigned to these individual subscribers by various creditors of the Registrant. No underwriting discounts or commission were paid in connection with these transactions.

The debt owed by the Registrant to one of our directors and officers formed part of these transactions. Mr. Derek Bartlett, our President, CEO and a director, assigned $277,859 in debt owed to him by the Registrant to six individuals and they received 5,557,180 shares of our common stock. The estate of Mr. Tyler Bartlett, the son of Derek Bartlett, assigned $ 48,230 of the debt owed to him by the Registrant to one individual which was then converted into 964,600 shares of our common stock. Ann Pineau, a stockholder of the Registrant, assigned $252,000 of the $302,000, of the debt owed to her by the Registrant to six individuals which, together with the $50,000 of debt she retained in her own name, was then converted into 6,040,000 shares of our common stock.

Each subscriber also provided a full release to the Registrant from any other claims for compensation relating to the debt converted as part of these shares for debt transactions.

The issuance of shares in the offering was completed pursuant to Rule 903 of Regulation S of the Act to all fifteen (15) of the subscribers on the basis that the sale of the shares was completed in an offshore transaction, as defined in Rule 902(h) of Regulation S. The Registrant did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the shares. The investors each individually represented to us that they were not a U.S. person, as defined in Regulation S, and were not acquiring the shares for the account or benefit of a U.S. person. The agreement executed between us and each investor included statements that the securities had not been registered pursuant to the Securities Act of 1933 and that the securities may not be offered or sold in the United States unless the securities are registered under the Securities Act of 1933 or pursuant to an exemption from the Securities Act of 1933. The investors each agreed by execution of the subscription agreement for the shares: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933 or pursuant to an exemption from registration under the Securities Act of 1933; (ii) that we are required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933 or pursuant to an exemption from registration under the Securities Act of 1933; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Securities Act of 1933. All securities issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Securities Act of 1933 and could not be resold without registration under the Securities Act of 1933 or an applicable exemption from the registration requirements of the Securities Act of 1933.

The information above is qualified in its entirety by reference to the Shares for Debt Agreements, including all annexes, exhibits and schedules attached thereto, and any related documents that the Registrant has filed as exhibits to this Report.

ITEM 8.01 OTHER EVENTS.

Press Release

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

  Financial Statements of Business Acquired. N/A
  Pro forma financial information. N/A
  Exhibits. N/A

As described in Item 8.01 of this Report, the following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Shares for Debt Agreement (L. Neeb)
10.2	Shares for Debt Agreement (P. Turner)
10.3	Shares for Debt Agreement (S. Dedovic)
10.4	Shares for Debt Agreement (C. Pelkey)
10.5	Shares for Debt Agreement (T. Evans)
10.6	Shares for Debt Agreement (R. Farrow)
10.7	Shares for Debt Agreement (S Craig Rayner)
10.8	Shares for Debt Agreement (S. Ditchburn)
10.9	Shares for Debt Agreement (R. Youssif)
10.10	Shares for Debt Agreement (P. Doran)
10.11	Shares for Debt Agreement (M. Khan)
10.12	Shares for Debt Agreement (S. Athtor)
10.13	Shares for Debt Agreement (M. Baerschmidt)
10.14	Shares for Debt Agreement (D. Warrington)
10.15	Shares for Debt Agreement (A. Pineau)
99.1	Press Release dated August 25, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE REGISTRANT

Newport Gold, Inc.

By:   /s/ Derek Bartlett
___________________________________________
Derek Bartlett, President

Dated: August 20, 2008